                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS FIRST QUARTER 2025 RESULTS

HOUSTON, May 6, 2025 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended March 31, 2025.

•Net Loss of $(30.4) million, or $(0.57) per diluted share
•Adjusted Net Loss of $(50.3) million, or $(0.94) per diluted share
•Adjusted EBITDA of $10.1 million
•Repurchased $51 million of common stock, or 3.6 million shares, during the first quarter
•Wyoming refinery returned to full crude operations one month ahead of schedule

Par Pacific reported a net loss of $(30.4) million, or $(0.57) per diluted share, for the quarter ended March 31, 2025, compared to $(3.8) million, or $(0.06) per diluted share, for the same quarter in 2024. First quarter 2025 Adjusted Net Loss was $(50.3) million, compared to Adjusted Net Income of $41.7 million in the first quarter of 2024. First quarter 2025 Adjusted EBITDA was $10.1 million, compared to $94.7 million in the first quarter of 2024. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“We made significant progress on our strategic initiatives, despite seasonal market dynamics,” said Will Monteleone, President and Chief Executive Officer. “We restarted the Wyoming refinery ahead of schedule and are nearing completion of the Montana turnaround and Hawaii SAF project. Our strong balance sheet and declining capital requirements in the second half of the year have enabled us to opportunistically reduce shares outstanding by 5% during the first quarter.”

Refining
The Refining segment reported an operating loss of $(24.7) million in the first quarter of 2025, compared to operating income of $22.6 million in the first quarter of 2024. Adjusted Gross Margin for the Refining segment was $104.3 million in the first quarter of 2025, compared to $207.1 million in the first quarter of 2024.

Refining segment Adjusted EBITDA was $(14.3) million in the first quarter of 2025, compared to $81.3 million in the first quarter of 2024.

Hawaii
The Hawaii Index averaged $8.13 per barrel in the first quarter of 2025, compared to $12.07 per barrel in the first quarter of 2024. Throughput in the first quarter of 2025 was 79 thousand barrels per day (Mbpd), compared to 79 Mbpd for the same quarter in 2024. Production costs were $4.81 per throughput barrel in the first quarter of 2025, compared to $4.89 per throughput barrel in the same period of 2024.

The Hawaii refinery’s Adjusted Gross Margin was $8.90 per barrel during the first quarter of 2025, including a net price lag impact of approximately $2.8 million, or $0.39 per barrel, compared to $14.00 per barrel during the first quarter of 2024.

Montana
The Montana Index averaged $7.07 per barrel in the first quarter of 2025, compared to $17.09 per barrel in the first quarter of 2024. The Montana refinery’s throughput in the first quarter of 2025 was 52 Mbpd, compared to 53 Mbpd for the same quarter in 2024. Production costs were $10.56 per throughput barrel in the first quarter of 2025, compared to $12.44 per throughput barrel in the same period of 2024.

The Montana refinery’s Adjusted Gross Margin was $5.04 per barrel during the first quarter of 2025, compared to $13.82 per barrel during the first quarter of 2024.

Washington
The Washington Index averaged $4.15 per barrel in the first quarter of 2025, compared to $5.16 per barrel in the first quarter of 2024. The Washington refinery’s throughput was 39 Mbpd in the first quarter of 2025, compared to 31 Mbpd in the first quarter of 2024. Production costs were $4.16 per throughput barrel in the first quarter of 2025, compared to $6.07 per throughput barrel in the same period of 2024.

The Washington refinery’s Adjusted Gross Margin was $2.09 per barrel during the first quarter of 2025, compared to $6.13 per barrel during the first quarter of 2024.

Wyoming
The Wyoming Index averaged $20.31 per barrel in the first quarter of 2025, compared to $17.23 per barrel in the first quarter of 2024. The Wyoming refinery’s throughput was 6 Mbpd in the first quarter of 2025, compared to 17 Mbpd in the first quarter of 2024. Production costs were $34.35 per throughput barrel in the first quarter of 2025, compared to $7.86 per throughput barrel in the same period of 2024.

The Wyoming refinery experienced an operational incident on the evening of February 12, 2025 and remained safely idled during repair and recovery work. The refinery returned to full operations in late April.

The Wyoming refinery's Adjusted Gross Margin was $19.83 per barrel during the first quarter of 2025 compared to $14.84 per barrel during the first quarter of 2024. Adjusted Gross Margin includes an immaterial flat price FIFO impact during the first quarter of 2025.

Retail
The Retail segment reported operating income of $16.0 million in the first quarter of 2025, compared to $11.0 million in the first quarter of 2024. Adjusted Gross Margin for the Retail segment was $39.8 million in the first quarter of 2025, compared to $37.1 million in the same quarter of 2024.

Retail segment Adjusted EBITDA was $18.6 million in the first quarter of 2025, compared to $14.1 million in the first quarter of 2024. The Retail segment reported sales volumes of 29.4 million gallons in the first quarter of 2025, compared to 29.4 million gallons in the same quarter of 2024. First quarter 2025 same store fuel volumes and inside sales revenue increased by 0.5% and 1.8%, respectively, compared to the first quarter of 2024.

Logistics
The Logistics segment reported operating income of $21.9 million in the first quarter of 2025, compared to $20.4 million in the first quarter of 2024. Adjusted Gross Margin for the Logistics segment was $34.0 million in the first quarter of 2025, compared to $32.0 million in the same quarter of 2024.

Logistics segment Adjusted EBITDA was $29.7 million in the first quarter of 2025, compared to $28.1 million in the first quarter of 2024.

Liquidity
Net cash used in operations totaled $(1.4) million for the three months ended March 31, 2025, including working capital inflows of $42.3 million and deferred turnaround expenditures of $(28.2) million. Excluding these items, net cash used in operations was $(15.5) million for the three months ended March 31, 2025. Net cash provided by operations was $25.4 million for the three months ended March 31, 2024. Net cash used in investing activities totaled $(40.9) million for the three months ended March 31, 2025, consisting primarily of capital expenditures, compared to $(22.6) million for the three months ended March 31, 2024. Net cash used in financing activities totaled $(15.9) million for the three months ended March 31, 2025, compared to $(53.6) million for the three months ended March 31, 2024.
At March 31, 2025, Par Pacific’s cash balance totaled $133.7 million, gross term debt was $642.4 million, and total liquidity was $525.4 million. Net term debt was $508.7 million at March 31, 2025.
In February 2025, the Company's Board of Directors authorized management to repurchase up to $250 million of common stock, with no specified end date. This replaces the prior authorization to repurchase up to $250 million of common stock. The Company repurchased $51 million of common stock during the first quarter of 2025.

Laramie Energy
In conjunction with Laramie Energy LLC’s (“Laramie’s”) refinancing and subsequent cash distribution to Par Pacific during the first quarter of 2023, we resumed the application of equity method accounting for our investment in Laramie effective February 21, 2023. During the first quarter of 2025, we recorded $0.7 million of equity earnings. Laramie’s total net loss was $(1.1) million in the first quarter of 2025, including unrealized losses on derivatives of $(4.2) million, compared to net income of $6.5 million in the first quarter of 2024. Laramie’s total Adjusted EBITDAX was $14.1 million in the first quarter of 2025, compared to $15.0 million in the first quarter of 2024.

Conference Call Information
A conference call is scheduled for Wednesday, May 7, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until May 21, 2025, and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 2659885.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 41% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the anticipated synergies and other benefits of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share); and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, Israel-Palestine conflict, Houthi attacks in the Red Sea, Iranian activities in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; the impacts of tariffs and potential operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
VP, Investor Relations & Sustainability
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues	$1,745,036	$1,980,835
Operating expenses
Cost of revenues (excluding depreciation)	1,559,360	1,747,478
Operating expense (excluding depreciation)	144,154	153,260
Depreciation and amortization	36,586	32,656
General and administrative expense (excluding depreciation)	24,243	41,755
Equity earnings from refining and logistics investments	(7,514)	(6,094)
Acquisition and integration costs	—	243
Par West redevelopment and other costs	3,982	1,971
Loss on sale of assets, net	1	51
Total operating expenses	1,760,812	1,971,320
Operating income (loss)	(15,776)	9,515
Other income (expense)
Interest expense and financing costs, net	(21,848)	(17,884)
Debt extinguishment and commitment costs	(25)	—
Other loss, net	(371)	(2,576)
Equity earnings from Laramie Energy, LLC	726	4,563
Total other expense, net	(21,518)	(15,897)
Loss before income taxes	(37,294)	(6,382)
Income tax benefit	6,894	2,631
Net loss	$(30,400)	$(3,751)

Weighted-average shares outstanding
Basic	53,756	58,992
Diluted	53,756	58,992

Loss per share
Basic	$(0.57)	$(0.06)
Diluted	$(0.57)	$(0.06)
Balance Sheet Data
(Unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Balance Sheet Data
Cash and cash equivalents	$133,747	$191,921
Working capital (1)	452,616	488,940
ABL Credit Facility	525,000	483,000
Term debt (2)	642,444	644,233
Total debt, including current portion	1,153,679	1,112,967
Total stockholders’ equity	1,111,810	1,191,302

_______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Term Loan Credit Agreement and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended March 31,
	2025	2024
Total Refining Segment
Feedstocks throughput (Mbpd)	176.0	180.9
Refined product sales volume (Mbpd)	184.6	192.9

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$6.59	$12.58
Production costs per bbl ($/throughput bbl) (2)	7.41	7.59
D&A per bbl ($/throughput bbl)	1.67	1.35

Hawaii Refinery
Feedstocks throughput (Mbpd)	79.4	79.4

Yield (% of total throughput)
Gasoline and gasoline blendstocks	25.8%	25.0%
Distillates	34.4%	38.2%
Fuel oils	32.4%	34.0%
Other products	4.0%	(1.2)%
Total yield	96.6%	96.0%

Refined product sales volume (Mbpd)	88.6	87.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$8.90	$14.00
Production costs per bbl ($/throughput bbl) (2)	4.81	4.89
D&A per bbl ($/throughput bbl)	0.23	0.60

Montana Refinery
Feedstocks Throughput (Mbpd)	51.7	53.1

Yield (% of total throughput)
Gasoline and gasoline blendstocks	45.3%	47.7%
Distillates	32.5%	32.7%
Asphalt	11.2%	9.9%
Other products	3.2%	4.1%
Total yield	92.2%	94.4%

Refined product sales volume (Mbpd)	47.4	51.5

	Three Months Ended March 31,
	2025	2024

Montana Refinery (cont.)
Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$5.04	$13.82
Production costs per bbl ($/throughput bbl) (2)	10.56	12.44
D&A per bbl ($/throughput bbl)	2.34	1.40

Washington Refinery
Feedstocks throughput (Mbpd)	38.6	31.4

Yield (% of total throughput)
Gasoline and gasoline blendstocks	24.3%	23.6%
Distillate	35.9%	33.5%
Asphalt	15.4%	21.0%
Other products	20.5%	17.9%
Total yield	96.1%	96.0%

Refined product sales volume (Mbpd)	36.5	36.3

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$2.09	$6.13
Production costs per bbl ($/throughput bbl) (2)	4.16	6.07
D&A per bbl ($/throughput bbl)	2.01	2.44

Wyoming Refinery
Feedstocks throughput (Mbpd)	6.3	17.0

Yield (% of total throughput)
Gasoline and gasoline blendstocks	50.5%	49.8%
Distillate	45.7%	45.9%
Fuel oils	2.3%	1.9%
Other products	1.1%	1.0%
Total yield	99.6%	98.6%

Refined product sales volume (Mbpd)	12.1	17.5

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$19.83	$14.84
Production costs per bbl ($/throughput bbl) (2)	34.35	7.86
D&A per bbl ($/throughput bbl)	12.25	2.77

Par Pacific Indices ($ per barrel)
Hawaii Index (3)	$8.13	$12.07
Montana Index (4)	7.07	17.09
Washington Index (5)	4.15	5.16
Wyoming Index (6)	20.31	17.23
Combined Index (7)	7.38	12.83

Market Cracks ($ per barrel)
Singapore 3.1.2 Product Crack (3)	$13.12	$18.67
Montana 6.3.2.1 Product Crack (4)	17.02	19.17
Washington 3.1.1.1 Product Crack (5)	12.01	11.50
Wyoming 2.1.1 Product Crack (6)	21.74	18.06

	Three Months Ended March 31,
	2025	2024

Crude Oil Prices ($ per barrel) (8)
Brent	$74.98	$81.76
WTI	71.42	76.91
ANS (-) Brent	2.18	0.68
Bakken Guernsey (-) WTI	(1.81)	(2.02)
Bakken Williston (-) WTI	(3.08)	(2.30)
WCS Hardisty (-) WTI	(12.45)	(17.00)
MSW (-) WTI	(5.20)	(6.50)
Syncrude (-) WTI	(1.96)	(3.24)
Brent M1-M3	1.22	1.06

Retail Segment
Retail sales volumes (thousands of gallons)	29,431	29,431
________________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method.
(2)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries, including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statements of operations, which also includes costs related to our bulk marketing operations and severance costs.
(3)Beginning in 2025, we established the Hawaii Index as a new benchmark for our Hawaii operations. We believe the Hawaii Index, which incorporates market cracks and landed crude differentials, better reflects the key drivers impacting our Hawaii refinery’s financial performance compared to prior reported market indices. The Hawaii Index is calculated as the Singapore 3.1.2 Product Crack, or one part gasoline (RON 92) and two parts distillates (Sing Jet & Sing gasoil) as created from a barrel of Brent crude oil, less the Par Hawaii Refining, LLC (“PHR”) crude differential.
(4)Beginning in 2025, we established the Montana Index as a new benchmark for our Montana refinery. We believe the Montana Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Montana refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have been updated to reflect local market product pricing, which better reflects our Montana refinery’s refined product sales price compared to prior reported market indices. The Montana Index is calculated as the Montana 6.3.2.1 Product Crack less Montana crude costs, less other costs of sales, including inflation-adjusted product delivery costs, yield loss expense, taxes and tariffs, and product discounts. The Montana 6.3.2.1 Product Crack is calculated by taking three parts gasoline (Billings E10 and Spokane E10), two parts distillate (Billings ULSD and Spokane ULSD), and one part asphalt (Rocky Mountain Rail Asphalt) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. Asphalt pricing is lagged by one month. The Montana crude cost is calculated as 60% WCS differential to WTI, 20% MSW differential to WTI, and 20% Syncrude differential to WTI. The Montana crude cost is lagged by three months and includes an inflation-adjusted crude delivery cost. Other costs of sales and crude delivery costs are based on historical averages and management’s estimates.
(5)Beginning in 2025, we established the Washington Index as a new benchmark for our Washington refinery. We believe the Washington Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Washington refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have been updated to reflect local market product pricing, which better reflects our Washington refinery’s refined product sales price compared to prior reported market indices. The Washington Index is calculated as the Washington 3.1.1.1 Product Crack, less Washington crude costs, less other costs of sales, including inflation-adjusted product delivery costs, yield loss expense and state and local taxes. The Washington 3.1.1.1 Product Crack is calculated by taking one part gasoline (Tacoma E10), one part distillate (Tacoma ULSD) and one part secondary products (USGC VGO and Rocky Mountain Rail Asphalt) as created from a barrel of WTI crude oil, less

100% of the RVO cost for gasoline and ULSD. Asphalt pricing is lagged by one month. The Washington crude cost is calculated as 67% Bakken Williston differential to WTI and 33% WCS Hardisty differential to WTI. The Washington crude cost is lagged by one month and includes an inflation-adjusted crude delivery cost. Other costs of sales and crude delivery costs are based on historical averages and management’s estimates.
(6)Beginning in 2025, we established the Wyoming Index as a new benchmark for our Wyoming refinery. We believe the Wyoming Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Wyoming refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have also been updated to reflect local market product pricing, which better reflects our Wyoming refinery’s refined product sales price compared to prior reported market indices. The Wyoming Index is calculated as the Wyoming 2.1.1 Product Crack, less Wyoming crude costs, less other cost of sales, including inflation adjusted product delivery costs and yield loss expense, based on historical averages and management’s estimates. The Wyoming 2.1.1 Product Crack is calculated by taking one part gasoline (Rockies gasoline) and one part distillate (USGC ULSD and USGC Jet) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. The Wyoming crude cost is calculated as the Bakken Guernsey differential to WTI on a one-month lag.
(7)Beginning in 2025, we established the Combined Index as a new benchmark for our refining segment. The Combined Index provides a wholistic view of key drivers impacting our refining segment’s financial performance and is calculated as the throughput-weighted average of each regional index for periods under our ownership.
(8)Beginning in 2025, crude oil prices have been updated and expanded to reflect regional differentials to Brent and WTI, which better reflect our refineries’ feedstock costs compared to prior crude oil pricing.
Non-GAAP Performance Measures
Management uses certain financial measures and forecasts to evaluate our operating performance and allocate resources that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Operating expense includes certain shared costs such as finance, accounting, tax, human resources, information technology, and legal costs that are not directly attributable to specific operating segments. Remaining expenses are included in the reconciliation of reportable segment Adjusted EBITDA to consolidated pre-tax income (loss) as unallocated corporate general and administrative expenses.
Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow management and investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the first quarter of 2024, Adjusted Net Income (loss) also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.
Effective as of the fourth quarter of 2024, we have modified our definition of Adjusted Gross Margin, Adjusted Net Income (Loss) and Adjusted EBITDA to align the accounting treatment for deferred turnaround costs from our refining and logistics investments with our accounting policy. Under this approach, we exclude our share of their turnaround expenses, which are recorded as period costs in their financial statements, and instead defer and amortize these costs on a straight-line basis over the period estimated until the next planned turnaround. This modification enhances consistency and comparability across reporting periods.

Adjusted Gross Margin
Adjusted Gross Margin is defined as Operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments;
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	Par's portion of accounting policy differences from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act ("Washington CCA") and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended March 31, 2025	Refining	Logistics	Retail
Operating income (loss)	$(24,721)	$21,889	$15,961
Operating expense (excluding depreciation)	118,620	4,365	21,169
Depreciation and amortization	26,397	6,819	2,662
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,152	966	—
Inventory valuation adjustment	(11,687)	—	—
Environmental obligation mark-to-market adjustments	4,954	—	—
Unrealized gain on commodity derivatives	(9,442)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(945)	—	—
Loss on sale of assets, net	—	—	1
Adjusted Gross Margin (1)	$104,328	$34,039	$39,793

Three months ended March 31, 2024	Refining	Logistics	Retail
Operating income	$22,600	$20,374	$10,996
Operating expense (excluding depreciation)	126,468	3,812	22,980
Depreciation and amortization	22,270	6,775	3,116
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	718	928	—
Inventory valuation adjustment	625	—	—
Environmental obligation mark-to-market adjustments	(10,263)	—	—
Unrealized loss on commodity derivatives	44,692	—	—
Loss (gain) on sale of assets, net	—	61	(10)
Adjusted Gross Margin (1) (2)	$207,110	$31,950	$37,082
_______________________________________
(1)For the three months ended March 31, 2025 and 2024, there was no impairment expense in Operating income (loss).
(2)For the three months ended March 31, 2024, there was no impact in Operating income from accounting policy differences at our refining and logistics investments.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy;
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss	$(30,400)	$(3,751)
Inventory valuation adjustment	(11,687)	625
Environmental obligation mark-to-market adjustments	4,954	(10,263)
Unrealized loss (gain) on derivatives	(9,357)	43,848
Acquisition and integration costs	—	243
Par West redevelopment and other costs	3,982	1,971
Debt extinguishment and commitment costs	25	—
Changes in valuation allowance and other deferred tax items (1)	(6,894)	(2,631)
Severance costs and other non-operating expense (2)	726	16,138
Loss on sale of assets, net	1	51
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	(726)	(4,563)
Par's portion of accounting policy differences from refining and logistics investments	(945)	—
Adjusted Net Income (Loss) (3) (4)	(50,321)	41,668
Depreciation and amortization	36,586	32,656
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	21,763	18,728
Laramie Energy, LLC cash distributions to Par	—	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,118	1,646
Income tax expense (benefit)	—	—
Adjusted EBITDA (3)	$10,146	$94,698
___________________________________
(1)For the three months ended March 31, 2025 and 2024, we recognized a non-cash deferred tax benefit of $6.9 million and $2.6 million, respectively, related to deferred state and federal tax liabilities. This tax benefit is included in Income tax expense (benefit) on our condensed consolidated statements of operations.
(2)For the three months ended March 31, 2025 and 2024, we incurred $0.3 million and $13.1 million of stock-based compensation expenses associated with equity awards modifications, respectively. For the three months ended March 31, 2024, we incurred $2.3 million for an estimated legal settlement unrelated to current operating activities.
(3)For the three months ended March 31, 2025 and 2024, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) and Adjusted EBITDA made during the reporting periods.
(4)For the three months ended March 31, 2024, there was no impact in Operating income from accounting policy differences at our refining and logistics investments.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended March 31,
	2025	2024
Adjusted Net Income (Loss)	$(50,321)	$41,668
Plus: effect of convertible securities	—	—
Numerator for diluted income (loss) per common share	$(50,321)	$41,668

Basic weighted-average common stock shares outstanding	53,756	58,992
Add dilutive effects of common stock equivalents (1)	—	1,061
Diluted weighted-average common stock shares outstanding	53,756	60,053

Basic Adjusted Net Income (Loss) per common share	$(0.94)	$0.71
Diluted Adjusted Net Income (Loss) per common share	$(0.94)	$0.69
________________________________________
(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share for the three months ended March 31, 2025.
Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended March 31, 2025
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(24,721)	$21,889	$15,961	$(28,905)
Depreciation and amortization	26,397	6,819	2,662	708
Inventory valuation adjustment	(11,687)	—	—	—
Environmental obligation mark-to-market adjustments	4,954	—	—	—
Unrealized gain on commodity derivatives	(9,442)	—	—	—
Acquisition and integration costs	—	—	—	—
Par West redevelopment and other costs	—	—	—	3,982
Severance costs and other non-operating expense	—	—	—	726
Par's portion of accounting policy differences from refining and logistics investments	(945)	—	—	—
Loss on sale of assets, net	—	—	1	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,152	966	—	—
Other loss, net	—	—	—	(371)
Adjusted EBITDA (1)	$(14,292)	$29,674	$18,624	$(23,860)

	Three Months Ended March 31, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$22,600	$20,374	$10,996	$(44,455)
Depreciation and amortization	22,270	6,775	3,116	495
Inventory valuation adjustment	625	—	—	—
Environmental obligation mark-to-market adjustments	(10,263)	—	—	—
Unrealized loss on commodity derivatives	44,692	—	—	—
Acquisition and integration costs	—	—	—	243
Par West redevelopment and other costs	—	—	—	1,971
Severance costs and other non-operating expenses	642	—	—	15,496
Loss (gain) on sale of assets, net	—	61	(10)	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	718	928	—	—
Other loss, net	—	—	—	(2,576)
Adjusted EBITDA (1) (2)	$81,284	$28,138	$14,102	$(28,826)
_______________________________________
(1)For the three months ended March 31, 2025 and 2024, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference.
(2)For the three months ended March 31, 2024, there was no impact in Operating income (loss) from accounting policy differences at our refining and logistics investments.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense (income), gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(1,066)	$6,528
Commodity derivative (income) loss	9,857	(6,027)
Gain (loss) on settled derivative instruments	(5,698)	821
Interest expense and loan fees	4,611	5,130
Depreciation, depletion, amortization, and accretion	7,799	7,767
Phantom units	(1,514)	573
Expired acreage (non-cash)	96	165
Total Adjusted EBITDAX (1)	$14,085	$14,957
________________________________________
(1)For the three months ended March 31, 2025 and 2024, there was no gain on extinguishment of debt, non-cash preferred dividend, exploration and geological and geographical expense, bonus accrual, or loss (gain) on disposal of assets, net.